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Exhibit 10.20

MOTOROLA
NON-EMPLOYEE DIRECTORS STOCK PLAN
AS AMENDED AND RESTATED MAY 6, 2003

1.     Purpose

        The purpose of the Motorola Non-Employee Directors Stock Plan (the "Plan") is to advance the interests of the Company and its stockholders by enabling Non-Employee Directors to receive additional shares of Common Stock, Restricted Stock and Deferred Stock Units, in lieu of all or a portion of the Compensation they receive.

2.     Definitions

          (a)    Board.    The Board of Directors of Motorola, Inc.

          (b)    Change in Control.    Is defined in Section 9 of the Plan.

          (c)    Committee.    The Compensation and Leadership Committee of the Board or any successor committee.

          (d)    Common Stock.    Motorola, Inc. common stock, $3 par value per Share.

          (e)    Company.    Motorola, Inc.

          (f)    Compensation.    All remuneration payable to a Non-Employee Director for services to the Company as a Non-Employee Director, other than reimbursement for expenses, and shall include retainer fees for service on the Board, fees for serving as chairman of a committee of the Board, fees for attendance at meetings of the Board and any committees thereof, compensation for work performed in connection with service on a committee of the Board or at the request of the Board, any committee thereof or a member of the Company's Chief Executive Office or the Chairman of the Board, and any other kind or category of fees or payments which may be put into effect in the future.

          (g)    Deferred Stock Units.    Each Deferred Stock Unit shall represent an obligation of the Company to issue a share of Common Stock to a Non-Employee Director in the future.

          (h)    Non-Employee Director.    A member of the Board who is not an employee of the Company or any of its Subsidiaries.

          (i)    Plan.    The Motorola Non-Employee Directors Stock Plan and all amendments and supplements thereto.

          (j)    Restricted Stock.    Common Stock which is subject to a substantial risk of forfeiture and to restrictions on its sale or other transfer.

          (k)    Share.    A share of Common Stock.

          (l)    Subsidiary.    Any corporation, partnership, joint venture or other business entity in which a fifty percent (50%) or greater interest is, at the time, directly or indirectly, owned by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

          (m)    Total and Permanent Disability.    Entitlement to disability benefits under Title II of the Social Security Act or the determination by the Committee, in its reasonable discretion, that a Non-Employee Director is totally and permanently disabled.

3.     Administration

        The Plan shall be administered by the Committee. The Committee shall, subject to the provisions of the Plan, have the authority and power to construe and interpret the Plan and to adopt, amend and revoke such rules and regulations for the administration of the Plan as it may deem desirable. Any decisions of the Committee in the administration of the Plan shall be final and conclusive. The Committee may authorize any one or more of its members or the secretary of the Committee or any officer, appointed vice president or employee of the Company to execute and deliver documents on behalf of the Committee. No member of the Committee shall be liable for anything done or omitted to be done by him or her or by any other member of the Committee in connection with the Plan, except for his or her own willful misconduct or as expressly provided by statute.

4.     Participation

        Each Non-Employee Director shall participate in the Plan.

5.     Election as to the Form of Payment of Compensation

        Each Non-Employee Director shall have fifty percent (50%) of his or her Compensation paid in Common Stock, Restricted Stock, Deferred Stock Units, or a combination thereof, at his or her election ("mandatory non-cash Compensation"). Each Non-Employee Director shall also have the right to elect to have all or a portion of the fifty percent (50%) of his or her Compensation otherwise payable in cash to be paid in Common Stock, Restricted Stock, Deferred Stock Units, or a combination thereof ("discretionary non-cash Compensation"). Any such election (a) shall be in writing, (b) shall specify a percentage or dollar amount of the mandatory non-cash Compensation, and, if desired, of the discretionary non-cash Compensation, to be paid in Common Stock, Restricted Stock, Deferred Stock Units, or a combination thereof, (c) shall be made prior to the date of payment of the Compensation and (d) shall become effective on the date of receipt by the Company. Any such election shall continue in effect until a written election to revoke or change such election is received by the Company.

6.     Restricted Stock

        Each Non-Employee Director who receives Restricted Stock shall execute and deliver to the Company an agreement evidencing the terms, conditions and restrictions applicable to such Restricted Stock. Each Non-Employee Director receiving Restricted Stock may be issued a stock certificate with respect to such shares of Restricted Stock. Such certificate, if issued, shall be registered in the name of such Non-Employee Director and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Committee may require that the stock certificates evidencing such Restricted Stock be held in escrow by the Company until the restrictions thereon shall have terminated and that, as a condition to delivery of any Restricted Stock certificate, the Non-Employee Director deliver to the Company a stock power, endorsed in blank, relating to such Restricted Stock certificate.

        Promptly after the termination of the restrictions, by lapse of time or otherwise, without a prior forfeiture, with respect to shares of Restricted Stock, a certificate for such shares shall be delivered free of all restrictions and legends together with deferred dividends, if any, to the Non-Employee Director. If a stock certificate was previously delivered to the Non-Employee Director, the replacement certificate will not be delivered to the Non-Employee Director until the previously delivered certificate is returned to the Company in a form acceptable for transfer, free and clear of all liens, claims and encumbrances.

        Subject to the applicable restrictions, the Non-Employee Director may be given, with respect to the shares of Restricted Stock, any or all rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any cash or stock dividends. The payment of cash dividends may be required by the Committee to be deferred and reinvested in additional Restricted Stock. The stock dividends issued with respect to Restricted Stock shall be treated as additional shares of

Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued.

7.     Deferred Stock Units

        Each Non-Employee Director who receives Deferred Stock Units shall execute and deliver to the Company an agreement evidencing the terms, conditions and restrictions applicable to such units. Each Deferred Stock Unit shall represent an obligation of the Company to issue a share of Common Stock to the Non-Employee Director upon the Non-Employee Director's cessation of services as a Non-Employee Director, Total and Permanent Disability, or death.

        If the Company pays a cash dividend with respect to the Common Stock at any time while Deferred Stock Units are credited to a Non-Employee Director's account, (i) there shall be paid to the Non-Employee Director an amount equal to the cash dividend the Director would have received had he or she been the actual owner of shares of Common Stock equal to the number of Deferred Stock Units then credited to the Director's account or (ii) there shall be credited to the Non-Employee Director's account additional Deferred Stock Units equal to (A) the cash dividend the Director would have received had he or she been the actual owner of shares of Common Stock equal to the number of Deferred Stock Units then credited to the Director's account, divided by (B) the Fair Market Value of one share of Common Stock on the dividend payment date, at the election of the Non-Employee Director.

        For purposes of the Plan, Fair Market Value of a share of Common Stock shall be determined by the closing price per share of Common Stock as reported on the New York Stock Exchange—Composite Transactions on the day before the date of valuation; provided, however, if the New York Stock Exchange is not open for trading on such day or if Common Stock does not trade on such day, the closing price for the last day on which Common Stock did so trade shall be used.

        The Company's obligation with respect to Deferred Stock Units shall not be funded or secured in any manner, nor shall a Non-Employee Director's right to receive payment be assignable or transferable, voluntarily or involuntarily, except as expressly provided herein.

        A Non-Employee Director shall not be entitled to any voting or other stockholder rights as a result of the credit of Deferred Stock Units to the Director's account until certificates representing shares of Common Stock are delivered to the Director (or his or her designated beneficiary or estate) hereunder.

8.     Issuance of Common Stock and Restricted Stock

        If a Non-Employee Director elects to receive Common Stock and/or Restricted Stock in lieu of all or a portion of his or her mandatory non-cash Compensation and/or all or a portion of his or her discretionary non-cash Compensation, there shall be issued to such Director promptly after the end of each calendar quarter with respect to which such election applies a number of shares of Common Stock and/or Restricted Stock equal to the amount of such mandatory and/or discretionary non-cash Compensation divided by the Fair Market Value of one Share of Common Stock on the last business day of the calendar quarter for which the Compensation would otherwise have been paid in the absence of such election. To the extent that the application of the foregoing formula would result in a fractional share of Common Stock being issuable, cash will be paid to the Non-Employee Director in lieu of such fractional share.

        If a Non-Employee Director elects to receive Deferred Stock Units in lieu of all or a portion of his or her mandatory non-cash Compensation and/or a portion of his or her discretionary non-cash Compensation, there shall be credited to such Director promptly after the end of each calendar quarter with respect to which such election applies, a number of Deferred Stock Units equal to the amount of such mandatory non-cash Compensation and/or discretionary non-cash Compensation divided by the Fair Market Value of a share of Common Stock on the last business day of the calendar quarter for which the Compensation would otherwise have been paid in the absence of such election.

9.     Change in Control

        A Change in Control shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a Change in Control shall be deemed to have occurred if (A) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities (other than the Company or any employee benefit plan of the Company; and, for purposes of the Plan, no Change in Control shall be deemed to have occurred as a result of the "beneficial ownership," or changes therein, of the Company's securities by either of the foregoing), (B) there shall be consummated (i) any consolidation or merger of the Company in which the Company is not the surviving or continuing corporation or pursuant to which Shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have (directly or indirectly) at least an 80% ownership interest in the outstanding common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, (C) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company, or (D) as the result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets, proxy or consent solicitation (other than by the Board), contested election or substantial stock accumulation (a "Control Transaction"), the members of the Board immediately prior to the first public announcement relating to such Control Transaction shall thereafter cease to constitute a majority of the Board.

        Upon the occurrence of a Change in Control, the restrictions on all shares of Restricted Stock outstanding on the date on which the Change in Control occurs shall be automatically terminated and each Non-Employee Director holding Restricted Stock shall have the right to receive unrestricted Shares in substitution for the shares of Restricted Stock or, at his or her election made during a period of sixty (60) days following the date on which the Change in Control occurs, the right to have the Company purchase any or all shares of Restricted Stock for an immediate lump sum cash payment equal to the product of (1) the higher of (i) the Fair Market Value of one Share of Common Stock on the date of payment, or (ii) the highest per Share price for Common Stock actually paid in connection with the Change in Control and (2) the number of shares of such Restricted Stock.

        Upon the occurrence of a Change in Control, each Non-Employee Director with Deferred Stock Units credited to his or her account shall have the right to receive shares of Common Stock equal to the number of Deferred Stock Units so credited or, at his or her election made during a period of sixty (60) days following the date on which the Change in Control occurs an immediate lump sum cash payment equal to the product of (1) the higher of (i) the Fair Market Value of a share of Common Stock on the date of payment, or (ii) the highest per share price for Common Stock actually paid in connection with the Change in Control and (2) the number of Deferred Stock Units. If the Non-Employee Director elects to receive shares of Common Stock, any fractional Deferred Stock Unit will be paid to the Director in cash based on the Fair Market Value of a corresponding fractional share of Common Stock.

10.   Number of Shares of Common Stock Issuable Under the Plan

        The maximum number of Shares of Common Stock that may be issued under the Plan shall be 300,000, all of which may be authorized but unissued or Treasury shares. If the Company shall at any time increase or decrease the number of its outstanding Shares of Common Stock or change in any way the rights and privileges of such Shares by means of a payment of a stock dividend or any other distribution upon such Shares payable in Common Stock, or through a stock split, reverse stock split, subdivision, consolidation, combination, reclassification or recapitalization involving Common Stock, then the numbers, rights and privileges of the Shares issuable under the Plan and Deferred Stock Units credited under the Plan shall be increased, decreased or changed in like manner. In addition, Compensation payable in Common Stock and Restricted Stock or in settlement of Deferred Stock Units to Non-Employee Directors under the Plan may be paid from Shares reserved or available for issuance under the Motorola Incentive Plan of 1998.

11.   Miscellaneous Provisions

  (a)
  Neither the Plan nor any action taken hereunder shall be construed as giving any Non-Employee Director any right to be retained in the service of the Company.

  (b)
  A participant's rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a participant's death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant.

  (c)
  No shares of Common Stock shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign securities, securities exchange and other applicable laws and requirements.

  (d)
  The expenses of the Plan shall be borne by the Company.

  (e)
  The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or reserve or to make any other segregation of assets to assure the issuance of shares hereunder.

  (f)
  By accepting any Common Stock, Restricted Stock, or Deferred Stock Units hereunder, each participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company or the Committee.

  (g)
  The appropriate officers of the Company shall cause to be filed any registration statement required by the Securities Act of 1933, as amended, and any reports, returns or other information regarding any shares of Common Stock issued pursuant hereto as may be required by Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any other applicable statute, rule or regulation.

  (h)
  The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

  (i)
  Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the singular shall also include within its meaning the plural, where appropriate, and vice versa.

12.   Amendment

        The Plan may be amended at any time and from time to time by resolution of the Board as the Board shall deem advisable; provided, however, that no amendment shall become effective without stockholder approval if such stockholder approval is required by law, rule or regulation. No amendment of the Plan shall materially and adversely affect any right of any participant with respect to any shares of Common Stock and/or Restricted Stock theretofore issued or Deferred Stock Units theretofore credited without such participant's written consent.

13.   Termination

        This Plan shall terminate upon the earlier of the following dates or events to occur: (a) upon the adoption of a resolution of the Board terminating the Plan; or (b) ten years from the date the Plan was initially approved and adopted by the stockholders of the Company as set forth in Section 14 below. No termination of the Plan shall materially and/or adversely affect any of the rights or obligations of any Non-Employee Director without his or her consent with respect to any shares of Common Stock and/or Restricted Stock theretofore paid for and issuable or Deferred Stock Units theretofore credited under the Plan.

14.   Stockholder Approval and Adoption

        The Plan was approved and adopted by the stockholders of the Company at the meeting of stockholders of the Company held on May 2, 1995.

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  Exhibit 10.20
MOTOROLA NON-EMPLOYEE DIRECTORS STOCK PLAN AS AMENDED AND RESTATED MAY 6, 2003